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                                                                 Exhibit 10.6
CONFIDENTIAL



February 29th, 1996



EXCELLE BRANDS FOOD CORP.  ET AL
1880 ORMONT DRIVE
WESTON ON M9L 2V4

Attention:  Mr. Arnie Unger, President

Dear Sir:

We are pleased to offer EXCELLE BRANDS FOOD CORP. ET AL, hereafter referred to as "the borrower", a loan of $100,000.00 authorized February 29th, 1996, on the following terms and conditions:

PROGRAMME AND FINANCING
This loan is to finance the following programme:

PROGRAMME
    Working Capital                                              $250,000.00
                                                                 ___________
                                                                 $250,000.00

FINANCING
    Business Development Bank of Canada                          $100.000.00
    Increase in Line of Credit (TD)                               150,000.00
                                                                  __________
                                                                 $250,000.00

No change in the programme or financing may be made without first obtaining the Bank's written consent.

TERMS OF REPAYMENT
Principal will be repaid in 1 instalment of $1,000.00 on August 23rd, 1996, followed by 60 consecutive monthly installments of $1,650.00 each, on the 23rd day of each month commencing on September 23rd, 1996. Interest on the outstanding principal will also be also paid on the 23rd day of each month, commencing the month following the first disbursement of the loan. The interest rate will be 2.500 % above our daily floating base interest rate which varies automatically and is regularly announced in our offices. The current daily floating base rate is 9.000% per annum. The Maturity Date of the Loan is August 23rd, 2001.

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It is possible to change from this floating interest rate plan to any available fixed interest rate plan by providing 30 days written notice. Payment of the Bank's standard switching fee then in effect is required. Further details will be provided upon request.

It is also possible to select a fixed rate plan rather than the floating without a switching fee if we are notified in writing of this intent to do so by March 10th, 1996.

If the borrower selects a fixed interest rate plan rather than the floating rate offered, the base interest rate corresponding to the selected interest rate plan will be the rate that was in effect at the date of authorization of this loan, provided we are notified in writing of this intent and the acceptance of this loan by March 10th, 1996. If the acceptance is later than this date, the base rate will be the base rate for the corresponding plan in effect at date of acceptance and a switching fee will be payable which is currently $250.00.

MANAGEMENT FEE
A monthly management fee of $50.00 shall apply to this loan and be payable on the 23rd of each month beginning in the month following the initial disbursement and ending when the loan has been fully repaid.

SECURITY PROCESSING FEE
The borrower agrees to pay the Bank's standard loan amendment and security processing fees then in effect, which are charged for the administrative handling of the loan documents by the Bank, such as for amending loan terms and for the provision of discharges of security

The borrower also agrees to pay or reimburse the Bank all applicable returned cheque handling fees and charges.

PRE-AUTHORIZED PAYMENT SYSTEM
All payments of principal interest and fees will be made under the Pre-Authorization Payment System. Please complete the enclosed form and return it with a sample cheque marked VOID.

SECURITY AND LEGAL DOCUMENTATION
This loan is the joint and several obligation of Excelle Brands Food Corp. and Intercorp Foods Limited, secured by:

1.  Loan Agreement.

2. Personal Property Security Agreement providing a first charge upon all personal property of the Borrower including inventory, book debts, equipment, subject only to chartered bank priority on inventory and accounts receivable to support the line of credit.

3.  Guarantee of Arnie Unger for $50.000 and Renee Unger for $50,000.

4. Assignment of a $112,223 shareholder loan owed to the directors of Excelle Brands Food and of the $91,558 shareholder loan owed to the parent company. Interest may be paid at a

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    rate not exceeding that of the Bank's subject to the     BDC loan
    remaining in good standing.

The borrower also agrees to provide documentation satisfactory to the Bank and its solicitors in order to carry out the intent of this agreement.

INSURANCE
The borrower agrees to provide and arrange for the following:

An assignment of appropriate insurance satisfactory to the Bank, on assets to be charged to the Bank; recording Business Development Bank of Canada as Loss Payee subject to the Insurer's Mortgage Interest clause.

You will advise your insurance broker/agent to arrange the necessary insurance or amend existing policies as noted above. The solicitor instructed to take security on your loan must have evidence that the required insurance is in force, prior to disbursement of the loan.

It is not necessary to forward copies of your policies or renewals to the Bank and your insurance broker/agent should be informed accordingly.
However, the Bank reserves the right to examine your policies or require that certified copies be sent to the Bank at any time.

The borrower is obliged to inform the Bank immediately of any loss or damage to any assets that are charged to the Bank.

We enclose an insurance authorization form. Would you please address it to your agent and countersign and return it to our office in order that we may forward it to your agent.

UNDERLYING CONDITIONS

1.  No share dividend shall be paid without the Bank's prior written consent.

2. No loan shall be extended, no investment made, no guarantees given, and no security pledged, without the Bank's prior written consent. Such consent not unreasonably withheld.

3. No intercompany transactions, outside of the normal course of business shall be made without the Bank's prior written consent. Sun consent not unreasonably withheld.

4. The Bank wishes to maintain a close relationship with your business and has therefore designed a programme that requires your cooperation. As part of the programme, the Bank will contact you four times a year. For our mutual benefit, the Bank will require prompt provision of the specified financial information. The Bank will analyze the data and arrange for 2 semi-annual visits by our counselor at a convenient date to everyone concerned and 2 quarterly telephone contacts.

5. There shall be no redemption of shares nor dividends paid on any class of shares.

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6.  No loans may be extended to, nor investments made in, nor guarantees provided for a third party without the Bank's prior written consent.

CONTINGENT CONDITIONS
The following contingent conditions will have to be fulfilled to the Bank's satisfaction prior to any disbursement:

1. An audited financial statement as of January 31, 1996 which shows, at the Bank's opinion, no material adverse change in the borrower's financial position since the in-house financial statements dated January 31, 1996.

2. Satisfactory evidence that a financial institution operating credit of at least $500,000 has been established in your favour with terms and conditions acceptable to The Bank.

COMMITMENT FEE
The loan will lapse on August 30th, 1996, if after acceptance, the borrower cancels it or does not provide the Bank with satisfactory documentation or does not draw upon it, at least in part, by this date. Under any of these circumstances the borrower will have to pay a commitment fee of $2,350.00 minus $500.00 already paid as processing fee, which will be retained by the Bank not as a penalty, but as liquidated damages representing a reasonable estimate of the Bank's damages in such event including, but not limited to, costs incurred by the Bank, both before and after acceptance of this loan offer, to process, investigate and approve the application for financing, to prepare this offer, to instruct our solicitors and to arrange and reserve funding for the loan.

STANDBY FEE
The borrower will pay a standby fee of 3% per annum calculated daily on that portion of the loan which on each day starting April 30th, 1996 is not disbursed by the Bank or is not canceled by the borrower in writing. The standby fee will be effective from that date and will become due and payable on the 23rd day of each month commencing May 23rd, 1996.

PREPAYMENT PRIVILEGE
The loan can be prepaid in whole or in part, at any time and without prior notice. Furthermore the Interest Rate Differential will not apply if, at the moment of prepayment, the loan outstanding is on a floating operational rate.
 However, an Interest Rate Differential will be applicable if, at the moment of prepayment, the loan outstanding is on a Fixed Interest Rate Plan. This Interest Differential charge will only apply if, on the date of prepayment. the Bank's base rate for the "corresponding" Fixed Interest Rate Plan is lower than the base rate most recent set for the loan being prepaid.

The Interest Differential Rate is the difference between the two rates. The "corresponding" Fixed Interest Rate Plan is determined by calculating the number of years, rounded to the nearest year (minimum of one year) remaining until the next Interest Adjustment Date (or the Maturity Date of the loan if earlier) on the existing plan. The Interest Differential Rate is multiplied by the principal that would have been outstanding at the 23rd of each month until the next Interest Adjustment Date (or the maturity of the loan if earlier), then the present value is calculated for each amount and

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totaled to become the Interest Differential charge. In the case of a partial prepayment, the Interest Differential charge will be reduced proportionately.

Partial prepayments are applied regressively on the then last maturing installments of principal.

LEGAL FEES
Payment of all legal charges relative to the preparation, execution and registration of the security documents are the responsibility of the borrower and may be paid directly by the Bank from the proceeds of this loan.

INELIGIBLE ACTIVITIES
It is a condition of this loan that the borrower or any person leasing space from the borrower is not involved in the following activities: businesses that are sexually exploitive or that are inconsistent with generally accepted community standards of conduct or propriety, including those that feature sexually explicit entertainment, products or services; businesses that are engaged in or associated with illegal activities; businesses trading with countries that are proscribed by the Federal Government; businesses that operate as a separate and sole entity nightclubs, bars, lounges, cabarets, casinos, discotheques and similar operations. If at any time during the currency of the loan, the borrower or any person leasing space from the borrower fails to comply with this paragraph, the loan will, at the sole discretion of the Bank, become immediately due and payable forthwith. The Bank's finding that there is an ineligible activity shall be final and binding between the parties and will not be subject to review.

ENVIRONMENTAL CONDITION
The borrower is operating and will continue to operate the business in conformity with all environmental legislation and neither the borrower nor the prior owner of the assets has used them in violation of environmental laws. All future uses of the facilities will be in compliance with relevant environmental laws and any clean-up measures will be in full compliance with all applicable laws at the sole costs of the borrower. Any breach of the foregoing will constitute an event of default.

FINANCIAL STATEMENTS
The borrower will provide the Bank, within 90 days at the end of its year end, with Annual Consolidated/Audited financial statements of Excelle Brands Food Corp. /Intercorp Foods Ltd.

The borrower will also provide the Bank, within 30 days at the end of the period, with Semiannual Combined by Client financial statements of Excelle Brands Food Corp./Intercorp Foods Ltd.

By accepting this offer of credit, the borrower authorizes the Bank to contact his auditors, inform them of the above-mentioned requirements and ask them, on his behalf, to provide the Bank with the statements as soon as they are completed.

CANCELLATION DATE
The Bank may cancel the undrawn balance of the loan if the borrower has not drawn the entire loan within 12 months of its authorization date.

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DISBURSEMENT
Once the borrower has satisfied all our security requirements, met our contingent conditions, if any, and utilized the financing obtained from sources other than the Bank, if applicable, the Bank may disburse funds as required against documents evidencing programme expenditures.

Unless otherwise authorized, funds will be disbursed "in Trust" to the solicitors instructed to prepare security for this loan.

Please note that prompt attention to the completion and signing of the legal documentation will assist in expediting the disbursement of funds.

The Bank may withhold disbursement or any undrawn balance if in the Bank's opinion a material adverse change in risk occurs before full disbursement.

ACCEPTANCE
This loan offer will become effective upon receipt by the Bank no later than March 11th, 1996, of your written acceptance by signing the enclosed forms which cover our Offer of Credit as well as the automatic payment system and insurance requirements.

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Should further information be required, please contact the undersigned at
954-5008.

Yours sincerely,


/s/ Michel Leduc
Michel Leduc
Senior Manager loans

Encl.

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(subject to amendments attached)**

I/we accept the terms and conditions of the loan as outlined in the letter of offer dated February 29, 1996.

This loan is the joint and several obligation of Excelle Brands Food Corp. and Intercorp Foods Limited.

Signed this 5th day of March, 1996

EXCELLE BRANDS FOOD CORP



By: /s/ Arnold Unger
    ----------------


By: /s/ Renee Unger
    -----------------


GUARANTORS


/s/ Arnie Unger
----------------
Arnie Unger


/s/ Renee Unger
----------------
Renee Unger

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Subject:              Amendments to Loan dated February 29, 1996


The amendments we require in accepting the terms and conditions of the loan are as follows:

1)  Security and Legal Documentation:
    Point #2 to be changed in the last part to read "subject only to chartered bank priority on inventory, accounts receivable, book debts, equipment and insurance to support the line of credit".

2)  Underlying conditions:
    Point #1 and point 6 to be changed to add second line "Such consent not unreasonably withheld". Also add to Point #6, loans, investments, etc. outside the "normal course of business".

3)  Underlying conditions:
    Point #5 to be taken out all together.


    Arnie Unger
    Renee Unger

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March 7, 1996


Excelle Brands Food Corp et al
1880 Ormont Drive
Weston, Ontario
M9L 2V4

Attn: Mr. Arnie Unger, President

Dear Sir:

Re: A/C #353552-01-1 Toronto Branch

We are pleased to advise vou of the following amendment to the letter of offer dated February 29, 1996.

SECURITY
Replace:
Personal Property Security Agreement providing a first
charge upon all pers...
By:
Personal Property Security Agreement providing a first charge upon all personal property of the Borrower including inventory, book debts, equipment, subject only to chartered bank priority on inventory and accounts receivable, book debts, equipment and insurance to support the line of credit.

UNDERLYING CONDITIONS
Replace:
No share dividend shall be paid without the
Bank's prior written consent...
By:
No share dividend shall be paid without the Bank's prior written consent. Such consent will not be unreasonably withheld.

VARIABLE RETURN
Replace:
No loans may be extended to. nor investments made
in, nor guarantees provid...
By:
No loans may be extended to, nor investments made in. nor guarantees provided for a third party outside the normal course of business without the Bank's prior written consent. Such consent will not be unreasonably withheld.

Delete:
There shall be no redemption of shares nor dividends paid on any class of shares.

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EXCELLE BRANDS FOOD CORP ET AL
March 7, 1995
Page 2

All other terms and conditions remain the same.

Yours truly,



/s/ Michel Leduc
Michel Leduc
Senior Manager Loans


We hereby acknowledge that we have read and understood the above and consent to and agree to be bound by the said amendment. (Please sign and return one copy to the writer.)

Signed this ________ day of March 1996.


Excelle Brands Food Corp.                    Guarantor



Per:
---------------------------------              ------------------------------
                                                                  Arnie Unger



Intercorp Foods Limited



Per:
---------------------------------              ------------------------------
                                                                  Renee Unger

(Please affix company seal)